UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2013

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2013, Andrew H. Del Matto, Senior Vice President, Chief Accounting Officer and Acting Chief Financial Officer of Symantec Corporation (the “Company”), entered into a letter agreement with the Company entitling Mr. Del Matto to a bonus of $100,000 if he remains actively employed by the Company through October 7, 2014 (the “Agreement”). The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Del Matto is also eligible for a target payout in an amount equal to 60% of his annual base salary under the Company’s FY14 Executive Annual Incentive Plan. As previously disclosed, under the terms of the FY14 Executive Annual Incentive Plans, the Company’s named executive officers are eligible to receive performance-based incentive bonuses based on the Company’s achievement of targeted non-GAAP operating income for fiscal year 2014, as modified by the Company’s achievement of targeted revenue during fiscal year 2014.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Letter Agreement between the Company and Andrew H. Del Matto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: October 30, 2013	By:	/s/ Gregory King
Gregory King Vice President, Legal and Assistant Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01	Letter Agreement between the Company and Andrew H. Del Matto